SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report – October 28, 2003

NSD BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-22124	25-1616814
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5004 McKnight Road Pittsburgh, Pennsylvania	15237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (412) 231-6900

N/A

(Former name or former address, if changed since last report)

Item 1.	Changes in Control of Registrant.

Not Applicable.

Item 2.	Acquisition or Disposition of Assets.

Not Applicable.

Item 3.	Bankruptcy or Receivership.

Not Applicable.

Item 4.	Changes in Registrant’s Certifying Accountant.

Not Applicable.

Item 5.	Other Events and Regulation FD Disclosure.

On October 29, 2003, the Registrant issued a press release reporting that the Board of Directors of the Registrant declared a fourth quarter cash dividend of $0.22 per common share payable on December 19, 2003 to stockholders of record as of December 5, 2003.

Item 6.	Resignations of Registrant’s Directors.

Not Applicable.

Item 7.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits:

99	Press Release, of Registrant, dated October 29, 2003 re: NSD Bancorp, Inc. Reports Third Quarter Results and Fourth Quarter Dividend.

Item 8.	Change in Fiscal Year.

Not Applicable.

Item 9.	Regulation FD Disclosure.

Not Applicable.

Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Not Applicable.

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Not Applicable.

Item 12.	Results of Operations and Financial Condition.

On October 29, 2003, the Registrant issued a press release reporting on its results of operations for the quarter ended September 30, 2003.

The information in this Item 12 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSD BANCORP, INC. (Registrant)

Dated: October 29, 2003	/s/ Lawrence R. Gaus
Lawrence R. Gaus, Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit

99	Press Release, of Registrant, dated October 29, 2003 re: NSD Bancorp, Inc. Reports Third Quarter Results and Fourth Quarter Dividend.